UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 22, 2006

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Cox Licensing and Distribution Agreement

On August 22, 2006, we entered into a non-exclusive licensing and distribution agreement with Cox Communications (“CoxCom, Inc.” or “Cox”). Pursuant to our agreement, we have agreed to develop a TiVo-branded software solution for deployment on Cox’s DVR platforms, which would enable Cox to offer TiVo DVR and advertising software to its customers and advertising clients respectively. In addition, we have agreed to develop an advertising management system for deployment on Cox platforms to enable the provision of local and national advertising to Cox subscribers.

Under the agreement, Cox will pay us a recurring monthly fee per box receiving the TiVo service through Cox. Cox will also pay us fees for engineering services for the development and integration of the TiVo service software solution and the advertising management system. Cox will also pay us commissions on certain new subscribers who use the TiVo service as offered by Cox.

The initial term of our agreement is for five years from completion of the TiVo service software solution, but no longer than seven years after the effective date of the agreement. During the term of the agreement, we will provide Cox with certain customer support and maintenance services. We will have the continuing right to sell certain types of advertising in connection with the TiVo service offered through Cox. We will also have a right to sell certain types of advertising on other Cox DVR set-top boxes enabled with the advertising management system. As part of our agreement, Cox is receiving a non-exclusive, non-transferable license to specific TiVo intellectual property solely in order to deploy the TiVo service software solution and advertising management system, including certain trademark branding rights. Cox will also reimburse TiVo for the cost of certain third-party license fees. In addition, Cox may be entitled to certain most favored customer terms if we enter into future agreements with multi-channel video distributors whose commitment to deploy TiVo DVR and advertising software is less than Cox’s commitment. Cox has the right to terminate the agreement in the event we are the subject of certain change of control transactions involving any of certain specified companies.

The foregoing description of our licensing and distribution agreement with CoxCom, Inc. is qualified in its entirety by reference to the provisions of the agreement that will be filed as an exhibit with the Company’s Form 10-Q for the quarter ending July 31, 2006.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s business development strategies, current and future partnerships, the expected future deployment and availability of the TiVo service, future TiVo service features and advertising technologies, and other factors that may affect future earnings or financial results. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006 and Current Reports on Form 8-K. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: August 28, 2006	By:	/s/ Matthew Zinn
Matthew Zinn
Senior Vice President, General Counsel, Secretary, Chief Privacy Officer

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